                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Statement Nos. 33-54879, 33-48490, 33-48673, 33-52797, 33-52799, 333-61351, 333-28621, 333-45212 and 333-56534) and
the Prospectus constituting part of the Registration Statements on Form S-3 (Registration Statement Nos. 333-93023 and 333-74665) of Kmart Corporation of our report dated March 24, 2003 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Detroit, Michigan
March 24, 2003